EXHIBIT 4.2

BUSCAR COMPANY

A NEVADA CORPORATION

500,000,000 SHARES COMMON STOCK, NO PAR VALUE

This certifies that _____________________________________________ is hereby issued ________________________________________________ fully paid and non-assessable Shares of Common Stock of Buscar Company, transferable on the books of the Corporation by the holder hereof, in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, Buscar Company has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed as of this ______ day of __________ 20_____.

__________________________________

President Secretary